Exhibit 10.1

FIRST AMENDMENT TO

SCIENTIFIC ADVISORY AND CONSULTING AGREEMENT

BY AND BETWEEN

CURIS, INC.

AND

Joseph M. Davie, Ph.D., M.D.

This First Amendment (“Amendment”), effective as of June 3, 2010 (“Amendment Date”), is made by and between Curis, Inc., having a place of business at 45 Moulton Street, Cambridge, MA 02138 (“Curis”) and Joseph M. Davie, Ph.D., M.D. (“Scientific Advisor”). Curis and Scientific Advisor may each be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties desire to make certain changes to the Scientific Advisory and Consulting Agreement entered into between the Parties on September 14, 2006 (the “Agreement”) as further specified in this Amendment.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the Parties agree as follows:

1. The first sentence of section 2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Scientific Advisor agrees to serve under the terms of this Agreement as a scientific advisor to Curis as a member of its Scientific Advisory Board (“SAB”).”

2. The first sentence of section 4(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Curis shall pay Scientific Advisor compensation in the amount of Five Hundred Dollars ($500.00) per hour for services provided hereunder, payable within thirty (30) days after the performance of such services.”

All other terms and conditions of the Agreement shall remain the same.

ACCEPTED AND AGREED TO BY:

Scientific Advisor		Curis, Inc.
Signature:	/s/ Joseph M. Davie	Signature:	/s/ Michael P. Gray

Name:	Joseph M. Davie, Ph. D., M.D.	Name:	Michael P. Gray

Date:	June 3, 2010	Title:	COO and CFO

		Date:	June 3, 2010